CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated December 27, 2013 on Dreyfus Worldwide Growth Fund for the fiscal year ended October 31, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-58282 and 811-7512) of Dreyfus Premier Worldwide Growth Fund, Inc.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

February 25, 2014